Exhibit 99.1

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended March 31,
	2003	2002

Revenues:
Insurance premiums	$81,605	$90,458
Universal life and annuity product charges	44,107	37,128
Net investment income	253,217	239,770
Realized gains (losses) on investments	15,148	(5,254)
Unrealized (losses) on investments	(7,293)	(19,458)
Other income	17,168	12,468

	403,952	355,112

Benefits and expenses:
Policyowner benefits	218,055	206,163
Underwriting, acquisition and other expenses	37,719	36,251
Demutualization costs	—	285
Restructuring costs	3,193	1,795
Amortization of deferred policy acquisition costs and value of business acquired	50,397	39,842
Dividends to policyowners	34,574	28,403

	343,938	312,739

Income before interest and income tax expense	60,014	42,373
Interest expense	6,799	6,027

Income before income tax expense	53,215	36,346
Income tax expense	17,426	11,432

Net income	$35,789	$24,914

Net income per common share:
Basic	$0.92	$0.60

Diluted	$0.91	$0.59

Weighted average common shares outstanding:
Basic	38,984,807	41,349,785

Diluted	39,217,951	41,968,570

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,432,473	$13,328,902
Equity securities	64,042	63,345
Short-term investments	20,741	32,318
Securities held for trading purposes:
Fixed maturity securities	1,760,274	1,843,868
Mortgage loans	888,323	883,034
Real estate	475	476
Policy loans	493,086	496,753
Other investments	430,359	283,794

Total investments	17,089,773	16,932,490
Cash and cash equivalents	921,054	102,612
Accrued investment income	187,672	185,660
Premiums, fees and other receivables	43,252	13,082
Reinsurance receivables	1,004,194	865,930
Deferred policy acquisition costs	871,646	884,239
Value of business acquired	450,210	454,159
Goodwill	225,075	218,995
Property and equipment	73,908	74,188
Other assets	308,371	326,397
Separate account assets	219,801	235,913

Total assets	$21,394,956	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,453,162	$16,244,016
Policyowner funds	1,483,713	1,335,144

	17,936,875	17,579,160
Accrued expenses and other liabilities	942,819	283,836
Dividends payable to policyowners	327,054	303,062
Policy and contract claims	39,237	39,569
Income taxes payable	58,783	61,325
Deferred income taxes	25,928	16,499
Notes payable	533,593	511,353
Separate account liabilities	219,801	235,913

Total liabilities	20,084,090	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,695,889 shares issued and 39,051,187 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,696	43,656
Additional paid-in capital	1,180,736	1,179,646
Accumulated other comprehensive income	99,886	88,522
Unearned compensation	(860)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	145,306	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,310,866	1,262,948

Total liabilities and stockholders’ equity	$21,394,956	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other
		Paid-In	Comprehensive	Unearned
	Common Stock	Capital	Income (Loss)	Compensation

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)
2002:
Net income	—	—	—	—
Net unrealized gain on securities	—	—	73,646	—
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269
Stock issued under exercise of warrants	—	(3,802)	—	—
Purchase of treasury stock and ESOP shares	—	—	—	—
Dividends declared on common stock	—	—	—	—
Allocation of shares in leveraged ESOP	—	30	—	—
Minimum pension liability adjustment	—	—	(1,227)	—

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)
2003:
Net income	—	—	—	—
Net unrealized gain (loss) on securities	—	—	10,443	—
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	921	—
Stock issued under various incentive plans, net of forfeitures	40	1,090	—	(402)
Allocation of shares in leveraged ESOP	—	—	—	—

Balance at December 31, 2003	$43,696	$1,180,736	$99,886	$(860)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Unallocated			Total
	ESOP	Retained	Treasury	Stockholders'
	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	62,866	—	62,866
Net unrealized gain on securities	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	—	—	1	6,150
Stock issued under exercise of warrants	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	—	(1,227)

Balance at December 31, 2002	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	35,789	—	35,789
Net unrealized gain (loss) on securities	—	—	—	10,443
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	—	921
Stock issued under various incentive plans, net of forfeitures	—	—	—	728
Allocation of shares in leveraged ESOP	37	—	—	37

Balance at December 31, 2003	$(1,406)	$145,306	$(156,492)	$1,310,866